UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.     Shareholder Director Nominations.

MeetMe, Inc. (the “Company”) plans to hold its 2013 Annual Meeting of Stockholders on December 20, 2013 (the “Annual Meeting”). This date is more than 30 days after the anniversary of the Company’s 2012 Annual Meeting of Stockholders. As a result, in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”) and the applicable rules and regulations of the Securities and Exchange Commission, written notice from a stockholder nominating a director candidate for election at the Annual Meeting, including any notice on Schedule 14N, must be received by no later than 5:00 p.m., Eastern time, on November 11, 2013 at the Company’s principal executive office, 100 Union Square Drive, New Hope, Pennsylvania 18938 (the “Executive Offices”). Any such written notice must be directed to the attention of the Company’s Secretary and comply with the applicable advance notice provisions of the Bylaws.

Item 8.01.     Other Events.

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended, the deadline for receipt of shareholder proposals for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 has been set at November 11, 2013. In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company at the Executive Offices by November 11, 2013 and be directed to the attention of the Corporate Secretary.

Also, pursuant to the terms and conditions of the Company’s Bylaws, in order for a shareholder proposal made outside of Rule 14a-8 to be considered timely, the proposal must be received by the Company at the Executive Offices by November 11, 2013, which, in accordance with the Company’s Bylaws, is eleven days following the public announcement of the date of the Annual Meeting. Such proposals should also be directed to the attention of the Corporate Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: October 31, 2013	By:	/s/ Geoffrey Cook
	Name:	Geoffrey Cook
	Title:	Chief Executive Officer